UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2012 annual meeting of stockholders of PharmAthene, Inc. (“the Company”), held on June 22, 2012 (the “2012 Annual Meeting”), the holders of the Company’s common stock voted to elect each of the following directors to serve until the 2013 annual meeting and until his successor is elected and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
John Gill	14,488,543	1,273,576	22,144,093
Brian A. Markison	14,328,518	1,433,601	22,144,093
Joel McCleary	14,325,329	1,436,790	22,144,093
Eric I. Richman	14,861,764	900,355	22,144,093
Jeffrey W. Runge, M.D.	15,027,809	734,310	22,144,093
Mitchel Sayare, Ph.D.	14,329,298	1,432,821	22,144,093
Derace L. Schaffer, M.D.	13,981,128	1,780,991	22,144,093
Steven St. Peter, M.D.	14,505,609	1,256,510	22,144,093

At the 2012 Annual Meeting, the Company’s stockholders also voted to ratify (by a vote of 36,266,014 to 1,619,304, with 20,894 votes abstaining) the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: June 28, 2012	By:	/s/ Jordan P. Karp
Jordan P. Karp, Esq.
Senior Vice President and General Counsel